As filed with the Securities and Exchange Commission on March 16, 2016

Registration No. 333-135577

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO.  1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DEAN FOODS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	77-2559681
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

2711 North Haskell Ave., Ste 3400

Dallas, Texas 75204

(Address of Principal Executive Offices, including Zip Code)

Inducement Stock Option and

Restricted Stock Unit Awards Plan

(Full title of the plan)

Kristy N. Waterman

Vice President, Chief Counsel — Corporate

Dean Foods Company

2711 North Haskell Ave., Ste 3400

Dallas, Texas 75204

(214) 721-1314

(Name and address telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-135577 (the “Registration Statement”), of Dean Foods Company (the “Registrant”), hereby amends the Registration Statement to deregister 1,200,000 securities registered pursuant to the Registration Statement to be issued under the Inducement Stock Option and Restricted Stock Unit Awards Plan and not otherwise issued thereunder.

In accordance with the Registrant’s undertaking in Part II, Item 9 of the Registration Statement, the Registrant is deregistering by means of this post-effective amendment any securities remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on March 2, 2016.

By:	/s/ Scott K. Vopni
Scott K. Vopni
Senior Vice President, Finance and Chief Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jim L. Turner	Chairman of the Board and a Director	March 2, 2016
Jim L. Turner

/s/ Gregg A. Tanner	Chief Executive Officer and Director	March 2, 2016
Gregg A. Tanner	(Principal Executive Officer)

/s/ Chris Bellairs	Executive Officer and Chief Financial Officer	March 2, 2016
Chris Bellairs	(Principal Financial Officer)

/s/ Scott K. Vopni	Senior Vice President, Finance and Chief Accounting Officer	March 2, 2016
Scott K. Vopni	(Principal Accounting Officer)

/s/ Janet Hill	Director	March 2, 2016
Janet Hill

/s/ Wayne Mailloux	Director	March 2, 2016
Wayne Mailloux

	Director	March 2, 2016
Helen E. McCluskey

	Director	March 2, 2016
John R. Muse

/s/ Hector M. Nevares	Director	March 2, 2016
Hector M. Nevares

	Director	March 2, 2016
B. Craig Owens

/s/ Robert T. Wiseman	Director	March 2, 2016
Robert Tennant Wiseman